UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 24, 2012, Biglari Holdings Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K Report”) to report the voting results of its annual meeting of shareholders held on April 19, 2012 (the “Annual Meeting”), including among other matters, the results of the shareholder vote on the frequency of submission to shareholders of the advisory vote on the compensation paid to the Company’s named executive officers as set forth in the Company’s proxy statement (the “Say on Pay Vote”).  This Form 8-K/A is being filed as an amendment to the Original 8-K Report to disclose the decision of the Company’s Board of Directors (the “Board”) as to how frequently the Company will hold the Say on Pay Vote.

 At the Annual Meeting, a plurality of the votes cast was voted in favor of holding the Say on Pay Vote annually.  Accordingly, the Board has determined that the Company will hold the Say on Pay Vote at next year’s annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2012	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller